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As filed with the Securities and Exchange Commission on March 7, 2006.

Registration No. 333-127819

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEIGHT WATCHERS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	11-6040273 (I.R.S. Employer Identification Number)
11 Madison Avenue, 17th Floor New York, New York 10010 (212) 589-2700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Robert Hollweg, Esq.
Weight Watchers International, Inc.
11 Madison Avenue, 17th Floor
New York, New York 10010
(212) 589-2700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Kenneth B. Wallach, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Kris F. Heinzelman, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 to the Form S-3 Registration Statement is being filed for the sole purpose of filing additional exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

        (a)   Exhibits

        See Index to Exhibits.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 7, 2006.

WEIGHT WATCHERS INTERNATIONAL, INC.
By:	/s/ LINDA HUETT Linda Huett President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on the day of March 7, 2006.

Signature	Title

* Linda Huett	President, Chief Executive Officer and Director (Principal Executive Officer)
* Ann M. Sardini	Chief Financial Officer (Principal Financial and Accounting Officer)
* Raymond Debbane	Chairman of the Board and Director
* Philippe J. Amouyal	Director
* John F. Bard	Director
* Marsha Johnson Evans	Director
* Jonas M. Fajgenbaum	Director

* Sacha Lainovic	Director
* Sam K. Reed	Director
* Christopher J. Sobecki	Director
*By:	/s/ ROBERT S. HOLLWEG
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.	Form of Underwriting Agreement*
4.1	Specimen Stock Certificate representing Weight Watchers International Inc.'s Common Stock, no par value**
5.1	Opinion of Hunton & Williams LLP*
23.1	Consent of Hunton & Williams LLP (contained in Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers LLP***
24.1	Power of Attorney***

*
Filed herewith

**
Incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K of Weight Watchers International, Inc. for the fiscal year ended December 31, 2005

***
Previously filed

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits.
SIGNATURES
INDEX TO EXHIBITS